UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
October 18, 2018
Date of Report (date of earliest event reported)
_________________
OpGen, Inc.
(Exact name of Registrant as specified in its charter)
_________________
Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01   Entry into a Material Definitive Agreement.

On October 18, 2018, OpGen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the underwriter (the “Underwriter”), relating to the firm-commitment underwritten public offering of 2,220,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a public offering price of $1.45 per share (the “Offering”).  The Company also granted the Underwriter an option for a period of 45 days to purchase up to an additional 330,751 shares of common stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.  The Offering is scheduled to close on October 22, 2018, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213356) previously filed with and declared effective by the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company.  It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the Offering.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company entered into an agreement with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company for 90 days after the date of the final prospectus supplement, subject to certain exceptions.

The Underwriter will receive discounts and commissions of six percent (6%) of the gross cash proceeds received by the Company from the sale of the Shares in the Offering, and up to $45,000 for its out of pocket expenses, which includes fees of counsel to the Underwriter, subject to compliance with FINRA Rule 5110(f)(2)(D). The Company expects to receive approximately $2.8 million, or approximately $3.3 million if the Underwriter exercise its option to purchase additional shares in full, in net proceeds from the Offering after deducting the underwriting discount and estimated offering expenses payable by the Company.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.  A copy of the opinion of Ballard Spahr LLP, as legal counsel to the Company, relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

Item 8.01   Other Events.

On October 17, 2018, the Company issued a press release announcing the launch of the Offering.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On October 18, 2018, the Company issued a press release announcing the pricing of the Offering of the Shares.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated October 18, 2018, by and between OpGen, Inc. and Aegis Capital Corp.

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in legal opinion filed herewith as Exhibit 5.1)

99.1	Press Release, dated October 17, 2018, issued by OpGen, Inc.

99.2	Press Release, dated October 18, 2018, issued by OpGen, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: October 18, 2018